Exhibit 99.1

Ellington Residential Mortgage REIT Reports Fourth Quarter 2019 Results
OLD GREENWICH, Connecticut—February 10, 2020
Ellington Residential Mortgage REIT (NYSE: EARN) (the "Company") today reported financial results for the quarter ended December 31, 2019.
Highlights

•	Net income of $9.7 million, or $0.78 per share.

•	Core Earnings[1] of $2.8 million, or $0.23 per share.

•	Book value of $12.91 per share as of December 31, 2019, which includes the effect of a fourth quarter dividend of $0.28 per share.

•	Net interest margin[2] of 1.00%.

•	Weighted average constant prepayment rate ("CPR") for the fixed-rate Agency specified pool portfolio of 14.9%.

•	Dividend yield of 10.2% based on the February 7, 2020 closing stock price of $11.02.

•	Debt-to-equity ratio of 8.1:1 as of December 31, 2019.

•	Net mortgage assets-to-equity ratio of 7.6:1[3] as of December 31, 2019.
Fourth Quarter 2019 Results
"In the fourth quarter, net income significantly exceeded our dividend and we were able to grow book value considerably," said Laurence Penn, Chief Executive Officer and President. "Ellington Residential generated $0.78 per share of earnings and an economic return of 6.2%, or more than 27% annualized, as book value increased nearly 4% quarter over quarter.
"During the quarter, actual and implied volatility was low, specified pools performed well, and yield spreads tightened—mostly in December—as prepayments moderated. All of these factors contributed to strong performance for Agency RMBS, despite higher medium- and long-term interest rates. At the same time, the rise in medium- and long-term interest rates generated net gains on our interest rate hedges.
"Our Core Earnings increased sequentially in the fourth quarter, and while Core Earnings continues to run below our dividend rate, we believe that the prospects for expanding net interest margin and growing Core Earnings remain strong. With LIBOR rates declining and repo spreads tightening, our borrowing costs have fallen as we reset our short-term repos, and asset yields remain attractive.
"I am extremely pleased with Ellington Residential's performance in 2019. Thanks to our disciplined interest rate hedging and active portfolio management, we successfully navigated a surge in prepayment rates and several periods of volatility during the year, and delivered an economic return of 14.6%. For 2020, with long-term interest rates nearing all-time lows and with prepayment rates again on the rise, we see a market environment that we believe plays to our strengths, where pool selection, hedging choices, and risk management will continue to drive performance."

1 Core Earnings is a non-GAAP financial measure. The Company has modified its definition and calculation of Core Earnings and no longer presents Adjusted Core Earnings. See "Reconciliation of Core Earnings to Net Income (Loss)" below for an explanation regarding the calculation of Core Earnings.
2 The Company has modified its definition and calculation of net interest margin to exclude the Catch-up Premium Amortization Adjustment and no longer presents adjusted net interest margin.
3 The Company defines its net mortgage assets-to-equity ratio as the net aggregate market value of its mortgage-backed securities (including the underlying market values of its long and short TBA positions) divided by total shareholders' equity. As of December 31, 2019 the market value of the Company's mortgage-backed securities and its net short TBA position was $1.402 billion and $(183.4) million, respectively, and total shareholders' equity was $160.8 million.

Financial Results
The following table summarizes the Company's portfolio of RMBS as of December 31, 2019 and September 30, 2019:

	December 31, 2019					September 30, 2019
(In thousands)	Current Principal	Fair Value	Average Price(1)	Cost	Average Cost(1)	Current Principal	Fair Value	Average Price(1)	Cost	Average Cost(1)
Agency RMBS(2)
15-year fixed-rate mortgages	$173,350	$181,231	$104.55	$176,848	$102.02	$153,142	$160,012	$104.49	$155,913	$101.81
20-year fixed-rate mortgages	1,276	1,385	108.54	1,356	106.27	17,251	18,348	106.36	17,993	104.30
30-year fixed-rate mortgages	996,451	1,058,878	106.26	1,041,550	104.53	996,703	1,058,919	106.24	1,044,699	104.82
ARMs	32,122	33,255	103.53	33,049	102.89	36,681	38,112	103.90	37,874	103.25
Reverse mortgages	91,560	99,934	109.15	98,407	107.48	89,444	98,436	110.05	96,524	107.92
Total Agency RMBS	1,294,759	1,374,683	106.17	1,351,210	104.36	1,293,221	1,373,827	106.23	1,353,003	104.62
Non-Agency RMBS	10,947	8,851	80.85	6,924	63.25	11,128	9,176	82.46	7,044	63.30
Total RMBS(2)	1,305,706	1,383,534	105.96	1,358,134	104.02	1,304,349	1,383,003	106.03	1,360,047	104.27
Agency IOs	n/a	18,244	n/a	17,795	n/a	n/a	11,565	n/a	12,144	n/a
Total mortgage-backed securities		$1,401,778		$1,375,929			$1,394,568		$1,372,191

(1)	Represents the dollar amount (not shown in thousands) per $100 of current principal of the price or cost for the security.

(2)	Excludes Agency IOs.
The Company's overall RMBS portfolio increased slightly to $1.402 billion as of December 31, 2019, as compared to $1.395 billion as of September 30, 2019. The Company's Agency RMBS portfolio turnover was 5% for the quarter, as compared to 15% in the prior quarter.
During the fourth quarter, the Company generated net realized and unrealized gains on its Agency RMBS portfolio. Actual and implied volatility was low, specified pools performed well, and Agency RMBS yield spreads tightened as prepayment rates declined in November and December. In addition, even though medium- and long-term interest rates rose quarter over quarter, pay-ups on the Company's specified pools increased. Pay-ups are price premiums for specified pools relative to their TBA counterparts, and because they reflect the incremental prepayment protection that specified pools provide, they tend to weaken when interest rates increase. Average pay-ups on the Company's specified pools increased to 2.05% as of December 31, 2019, as compared to 1.86% as of September 30, 2019, 1.56% as of June 30, 2019, 0.99% as of March 31, 2019, and 0.58% as of December 31, 2018.
During the quarter the Company continued to hedge interest rate risk, primarily through the use of interest rate swaps, short positions in TBAs, U.S. Treasury securities, and futures. The quarter-over-quarter increase in medium- and long-term interest rates generated net realized and unrealized gains on the Company's interest rate hedges.
The Company's non-Agency RMBS portfolio had a slight mark-to-market loss for the quarter. Fundamentals underlying non-Agency RMBS remain strong, led by a stable housing market. To the extent that more attractive entry points develop in non-Agency RMBS, the Company may increase its capital allocation to this sector.
Core Earnings and net interest margin increased quarter over quarter driven by a lower cost of funds, mainly on the Company's repo borrowings, which more than offset lower asset yields.
Reconciliation of Core Earnings to Net Income (Loss)
Core Earnings consists of net income (loss), excluding realized and change in net unrealized gains and (losses) on securities and financial derivatives, and excluding, if applicable, any non-recurring items of income or loss. Core Earnings also excludes the effect of the Catch-up Premium Amortization Adjustment on interest income. The Catch-up Premium Amortization Adjustment is a quarterly adjustment to premium amortization triggered by changes in actual and projected prepayments on the Company's Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on the Company's then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter. Core Earnings includes net realized and change in net unrealized gains (losses) associated with periodic settlements on interest rate swaps.

Core Earnings is a supplemental non-GAAP financial measure. The Company believes that Core Earnings provides information useful to investors because it is a metric that the Company uses to assess its performance and to evaluate the effective net yield provided by the portfolio. Moreover, one of the Company's objectives is to generate income from the net interest margin on the portfolio, and Core Earnings is used to help measure the extent to which this objective is being achieved. In addition, the Company believes that presenting Core Earnings enables its investors to measure, evaluate and compare its operating performance to that of its peer companies. However, because Core Earnings is an incomplete measure of the Company's financial results and differs from net income (loss) computed in accordance with GAAP, it should be considered as supplementary to, and not as a substitute for, net income (loss) computed in accordance with GAAP.
In previous periods, the Company presented two related supplemental non-GAAP financial measures, which the Company referred to as "Core Earnings" and "Adjusted Core Earnings." During the three-month period ended December 31, 2019, the Company modified its definition of Core Earnings to exclude the effect of the Catch-up Premium Amortization Adjustment. This new definition of Core Earnings now matches the definition of what the Company previously presented as Adjusted Core Earnings, and so the Company will no longer present a supplemental non-GAAP financial measure called "Adjusted Core Earnings." As a result, when comparing Core Earnings for the fourth quarter of 2019 (and future periods) against periods prior to the fourth quarter of 2019, "Core Earnings" as presented in those later periods should be compared against "Adjusted Core Earnings" as presented in those earlier periods. These changes are intended to help investors focus on what the Company believes is the more useful supplemental non-GAAP financial measure when measuring and evaluating the Company's operating performance, and when comparing the Company's operating performance to that of its peer companies. Similarly, net interest margin for the fourth quarter of 2019 (and future periods) should be compared against adjusted net interest margin as presented in earlier periods.
The following table reconciles, for the three-month periods ended December 31, 2019 and September 30, 2019, the Company's Core Earnings (based on the newly modified definition of "Core Earnings" described above) to the line on the Company's Consolidated Statement of Operations entitled Net Income (Loss), which the Company believes is the most directly comparable GAAP measure:

	Three-Month Period Ended
(In thousands except share amounts)	December 31, 2019	September 30, 2019(1)
Net Income (Loss)	$9,706	$3,729
Adjustments:
Net realized (gains) losses on securities	(972)	(1,564)
Change in net unrealized (gains) losses on securities	(3,691)	(9,058)
Net realized (gains) losses on financial derivatives	16,251	1,862
Change in net unrealized (gains) losses on financial derivatives	(21,199)	5,351
Net realized gains (losses) on periodic settlements of interest rate swaps	(1,717)	2,347
Change in net unrealized gains (losses) on accrued periodic settlements of interest rate swaps	1,954	(1,815)
Negative (positive) component of interest income represented by Catch-up Premium Amortization Adjustment	2,493	1,564
Subtotal	(6,881)	(1,313)
Core Earnings	$2,825	$2,416
Weighted Average Shares Outstanding	12,449,936	12,459,478
Core Earnings Per Share	$0.23	$0.19

(1)	Conformed to current period presentation.
About Ellington Residential Mortgage REIT
Ellington Residential Mortgage REIT is a mortgage real estate investment trust that specializes in acquiring, investing in and managing residential mortgage- and real estate-related assets, with a primary focus on residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government Agency or a U.S. government-sponsored enterprise. Ellington Residential Mortgage REIT is externally managed and advised by Ellington Residential Mortgage Management LLC, an affiliate of Ellington Management Group, L.L.C.

Conference Call
The Company will host a conference call at 11:00 a.m. Eastern Time on Tuesday, February 11, 2020, to discuss its financial results for the quarter ended December 31, 2019. To participate in the event by telephone, please dial (877) 437-3698 at least 10 minutes prior to the start time and reference the conference ID number 8956939. International callers should dial (810) 740-4679 and reference the same conference ID number. The conference call will also be webcast live over the Internet and can be accessed via the "For Our Shareholders" section of the Company's web site at www.earnreit.com. To listen to the live webcast, please visit www.earnreit.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, the Company also posted an investor presentation, that will accompany the conference call, on the Company's website at www.earnreit.com under "For Our Shareholders—Presentations."
A dial-in replay of the conference call will be available on Tuesday, February 11, 2020, at approximately 2:00 p.m. Eastern Time through Tuesday, February 25, 2020 at approximately 11:30 p.m. Eastern Time. To access this replay, please dial (800) 585-8367 and enter the conference ID number 8956939. International callers should dial (404) 537-3406 and enter the same conference ID number. A replay of the conference call will also be archived on the Company's web site at www.earnreit.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Actual results may differ from the Company's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek," or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include, without limitation, the Company's beliefs regarding the current economic and investment environment, the Company's ability to implement its investment and hedging strategies, the Company's future prospects and the protection of the Company's net interest margin from prepayments, volatility and its impact on the Company, the performance of the Company's investment and hedging strategies, the Company's exposure to prepayment risk in the Company's Agency portfolio, and statements regarding the drivers of the Company's returns. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's securities, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940 and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on March 8, 2019 which can be accessed through the link to the Company's SEC filings under "For Our Shareholders" on the Company's website (www.earnreit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON RESIDENTIAL MORTGAGE REIT
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Year Ended
	December 31, 2019	September 30, 2019	December 31, 2019
(In thousands except share amounts)
INTEREST INCOME (EXPENSE)
Interest income	$8,609	$10,485	$43,846
Interest expense	(7,239)	(8,820)	(35,276)
Total net interest income	1,370	1,665	8,570
EXPENSES
Management fees to affiliate	606	582	2,365
Professional fees	163	216	815
Compensation expense	113	132	508
Insurance expense	73	74	295
Other operating expenses	320	341	1,305
Total expenses	1,275	1,345	5,288
OTHER INCOME (LOSS)
Net realized gains (losses) on securities	972	1,564	2,280
Net realized gains (losses) on financial derivatives	(16,251)	(1,862)	(38,975)
Change in net unrealized gains (losses) on securities	3,691	9,058	49,231
Change in net unrealized gains (losses) on financial derivatives	21,199	(5,351)	6,438
Total other income (loss)	9,611	3,409	18,974
NET INCOME (LOSS)	$9,706	$3,729	$22,256
NET INCOME (LOSS) PER COMMON SHARE:
Basic and Diluted	$0.78	$0.30	$1.79
WEIGHTED AVERAGE SHARES OUTSTANDING	12,449,936	12,459,478	12,461,054
CASH DIVIDENDS PER SHARE:
Dividends declared	$0.28	$0.28	$1.18

ELLINGTON RESIDENTIAL MORTGAGE REIT
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	As of
	December 31, 2019	September 30, 2019	December 31, 2018(1)
(In thousands except share amounts)
ASSETS
Cash and cash equivalents	$35,351	$50,188	$18,585
Mortgage-backed securities, at fair value	1,401,778	1,394,568	1,540,296
Due from brokers	34,596	56,734	24,051
Financial derivatives–assets, at fair value	4,180	475	11,839
Reverse repurchase agreements	2,084	43,008	379
Receivable for securities sold	5,500	123,594	74,197
Interest receivable	5,016	5,127	5,607
Other assets	604	708	612
Total Assets	$1,489,109	$1,674,402	$1,675,566
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Repurchase agreements	$1,296,272	$1,337,984	$1,481,561
Payable for securities purchased	19,433	114,684	11,275
Due to brokers	33	294	1,325
Financial derivatives–liabilities, at fair value	2,047	19,886	16,559
U.S. Treasury securities sold short, at fair value	2,070	37,835	374
Dividend payable	3,488	3,485	4,252
Accrued expenses	588	681	838
Management fee payable to affiliate	605	582	579
Interest payable	3,729	4,400	4,981
Total Liabilities	1,328,265	1,519,831	1,521,744
SHAREHOLDERS' EQUITY
Preferred shares, par value $0.01 per share, 100,000,000 shares authorized; (0 shares issued and outstanding, respectively)	—	—	—
Common shares, par value $0.01 per share, 500,000,000 shares authorized; (12,455,758, 12,448,421, and 12,507,213 shares issued and outstanding, respectively)	124	124	125
Additional paid-in-capital	230,358	230,303	230,888
Accumulated deficit	(69,638)	(75,856)	(77,191)
Total Shareholders' Equity	160,844	154,571	153,822
Total Liabilities and Shareholders' Equity	$1,489,109	$1,674,402	$1,675,566
PER SHARE INFORMATION
Common shares, par value $0.01 per share	$12.91	$12.42	$12.30

(1)	Derived from audited financial statements as of December 31, 2018.